HealthEquity Reports First Quarter Ended April 30, 2020 Financial Results
Highlights of the first quarter include:
•Revenue of $190.0 million, an increase of 118% compared to $87.1 million in Q1 FY20.
•Net income of $1.8 million, with non-GAAP net income of $30.8 million, an increase of 12% compared to non-GAAP net income of $27.4 million in Q1 FY20.
•Net income per diluted share of $0.03, with non-GAAP net income per diluted share of $0.43 in both Q1 FY21 and Q1 FY20.
•Adjusted EBITDA of $63.0 million, an increase of 62% compared to $38.9 million in Q1 FY20.
•5.4 million HSAs, an increase of 33% compared to Q1 FY20.
•$11.5 billion Total HSA Assets, an increase of 38% compared to Q1 FY20.
•12.7 million Total Accounts, including both HSAs and complementary CDB accounts, an increase of 169% compared to Q1 FY20.
Draper, Utah – June 2, 2020 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced financial results for its first quarter ended April 30, 2020, compared to its prior quarter ended April 30, 2019, which did not include the acquisition of WageWorks.
“The team’s remarkable response to the COVID-19 pandemic has strengthened HealthEquity’s culture and accelerated promised synergies,” said Jon Kessler, President and CEO. “During a tumultuous quarter, 17% year-over-year increase in new HSA openings and 33% Adjusted EBITDA margin show just how deeply growth and profitability are embedded in our model.”
First quarter financial results
Revenue for the first quarter ended April 30, 2020 of $190.0 million grew 118% compared to $87.1 million for the first quarter ended April 30, 2019. Revenue this quarter included: service revenue of $111.3 million, custodial revenue of $46.9 million, and interchange revenue of $31.8 million.
HealthEquity reported net income of $1.8 million, or $0.03 per diluted share, and non-GAAP net income of $30.8 million, or $0.43 per diluted share, for the first quarter ended April 30, 2020. The Company reported net income of $41.8 million, or $0.65 per diluted share, and non-GAAP net income of $27.4 million, or $0.43 per diluted share, for the first quarter ended April 30, 2019.
Adjusted EBITDA was $63.0 million for the first quarter ended April 30, 2020, an increase of 62% compared to $38.9 million for the first quarter ended April 30, 2019. Adjusted EBITDA was 33% of revenue compared to 45% for the first quarter ended April 30, 2019.
Account and asset metrics
HSAs as of April 30, 2020 were approximately 5.4 million, an increase of 33% year over year, including 245,000 HSAs with investments, an increase of 38% year over year. Total Accounts as of April 30, 2020 reached 12.7 million, including 7.3 million consumer-directed benefit ("CDB") accounts.
Total HSA Assets as of April 30, 2020 were $11.5 billion, an increase of 38% year over year. Total HSA assets included $8.7 billion of HSA cash and $2.8 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $0.9 billion as of April 30, 2020.
New HSA openings and HSA asset balances
HealthEquity reported sales of 104,000 new HSAs in the first quarter ended April 30, 2020, 17% more than in the first quarter ended April 30, 2019. HSA members grew their cash balances by approximately $40.0 million during the quarter, while total member balances decreased by approximately $37.0 million due to the impact of market declines on invested balances, partially offset by net contributions from cash balances to investments.
WageWorks integration
HealthEquity completed its acquisition of WageWorks on August 30, 2019.  The Company accelerated its integration efforts and now expects to achieve the previously stated goal of $50 million in run rate synergies, including the on-shoring of all telephone-based member services to the United States, by the end of this year's fiscal second quarter ending July 31, 2020.

Business outlook
Due to uncertainty regarding the pace of reopening during the COVID-19 pandemic, the Company is withdrawing its full-year fiscal 2021 guidance. For the fiscal second quarter ending July 31, 2020, management expects revenues of $168 million to $173 million. Its outlook for net loss is between $20 million and $15 million, resulting in net loss per diluted share of $0.27 to $0.21. Its outlook for non-GAAP net income, calculated using the method described below, is between $17 million and $22 million, resulting in non-GAAP net income per diluted share of $0.23 to $0.30 (based on an estimated 73 million weighted-average shares outstanding). Management expects Adjusted EBITDA of $42 million to $48 million.
Said Kessler, “We believe the COVID-19 pandemic’s negative effect on our operating performance will fade as businesses gradually reopen, while the unprecedented economic fallout drives HSA growth and accelerates long-term trends favoring established market leaders like HealthEquity.”
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Tuesday, June 2, 2020 to discuss the first quarter 2021 financial results. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 8297634. A live audio webcast of the call will also be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration and acquisition-related costs, gains and losses on marketable equity securities, and other certain non-operating items.
•Non-GAAP net income is calculated by adding back to net income before provision for income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration and acquisition-related costs, and gains and losses on marketable equity securities.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity administers Health Savings Accounts (HSAs) and other consumer-directed benefits for our more than 12 million members in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•the impact of the ongoing COVID-19 pandemic on the Company, its operations and its financial results;
•our ability to realize the anticipated financial and other benefits from combining the operations of WageWorks with our business in an efficient and effective manner;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged health savings accounts and other consumer-directed benefits;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;
•our ability to protect our brand and other intellectual property rights; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com

HealthEquity, Inc. and its subsidiaries
Condensed consolidated balance sheets

(in thousands, except par value)	April 30, 2020	January 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$171,093	$191,726
Accounts receivable, net of allowance for doubtful accounts of $1,681 and $1,216 as of April 30, 2020 and January 31, 2020, respectively	69,789	70,863
Other current assets	42,901	34,711
Total current assets	283,783	297,300
Property and equipment, net	35,821	33,486
Operating lease right-of-use assets	97,554	83,178
Intangible assets, net	777,483	783,279
Goodwill	1,332,631	1,332,631
Deferred tax asset	38	18
Other assets	35,169	35,089
Total assets	$2,562,479	$2,564,981
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$7,338	$3,980
Accrued compensation	27,197	50,121
Accrued liabilities	39,985	46,372
Current portion of long-term debt	46,875	39,063
Operating lease liabilities	13,210	12,401
Total current liabilities	134,605	151,937
Long-term liabilities
Long-term debt, net of issuance costs	1,167,192	1,181,615
Operating lease liabilities, non-current	81,982	68,017
Other long-term liabilities	3,783	2,625
Deferred tax liability	134,267	130,492
Total long-term liabilities	1,387,224	1,382,749
Total liabilities	1,521,829	1,534,686
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of April 30, 2020 and January 31, 2020, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 71,398 and 71,051 shares issued and outstanding as of April 30, 2020 and January 31, 2020, respectively	7	7
Additional paid-in capital	827,303	818,774
Accumulated earnings	213,340	211,514
Total stockholders’ equity	1,040,650	1,030,295
Total liabilities and stockholders’ equity	$2,562,479	$2,564,981

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of operations and comprehensive income (unaudited)

	Three months ended April 30,
(in thousands, except per share data)	2020	2019
Revenue
Service revenue	$111,271	$26,808
Custodial revenue	46,899	41,952
Interchange revenue	31,841	18,292
Total revenue	190,011	87,052
Cost of revenue
Service costs	71,013	20,649
Custodial costs	5,045	4,123
Interchange costs	5,879	4,527
Total cost of revenue	81,937	29,299
Gross profit	108,074	57,753
Operating expenses
Sales and marketing	11,455	8,970
Technology and development	31,078	10,905
General and administrative	18,998	8,709
Amortization of acquired intangible assets	18,702	1,491
Merger integration	12,770	—
Total operating expenses	93,003	30,075
Income from operations	15,071	27,678
Other income (expense)
Interest expense	(12,263)	(63)
Other income (expense), net	(764)	23,663
Total other income (expense)	(13,027)	23,600
Income before income taxes	2,044	51,278
Income tax provision	218	9,456
Net income and comprehensive income	$1,826	$41,822
Net income per share:
Basic	$0.03	$0.67
Diluted	$0.03	$0.65
Weighted-average number of shares used in computing net income per share:
Basic	70,980	62,326
Diluted	72,292	63,901

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Three months ended April 30,
(in thousands)	2020	2019
Cash flows from operating activities:
Net income	$1,826	$41,822
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,507	4,773
Stock-based compensation	7,396	6,028
Amortization of debt issuance costs	1,201	15
Gains on marketable equity securities	—	(23,511)
Other non-cash items	1,494	12
Deferred taxes	3,786	7,542
Changes in operating assets and liabilities:
Accounts receivable	552	(1,354)
Other assets	(8,360)	(1,694)
Operating lease right-of-use assets	3,104	635
Accounts payable	3,632	(1,577)
Accrued compensation	(22,924)	(8,480)
Accrued liabilities and other current liabilities	(2,270)	1,769
Operating lease liabilities, non-current	(3,045)	(627)
Other long-term liabilities	1,127	(17)
Net cash provided by operating activities	15,026	25,336
Cash flows from investing activities:
Purchases of marketable securities	—	(53,845)
Purchases of property and equipment	(7,511)	(1,126)
Purchases of software and capitalized software development costs	(11,775)	(5,497)
Acquisition of intangible member assets	(6,008)	(1,262)
Net cash used in investing activities	(25,294)	(61,730)
Cash flows from financing activities:
Principal payments on long-term debt	(7,812)	—
Settlement of client-held funds obligation	(3,776)	—
Proceeds from exercise of common stock options	1,223	4,229
Net cash provided by (used in) financing activities	(10,365)	4,229
Decrease in cash and cash equivalents	(20,633)	(32,165)
Beginning cash and cash equivalents	191,726	361,475
Ending cash and cash equivalents	$171,093	$329,310
Supplemental cash flow data:
Interest expense paid in cash	$10,749	$50
Income taxes paid in cash, net of refunds received	733	(51)
Supplemental disclosures of non-cash investing and financing activities:
Exercise of common stock options receivable	—	141
Purchases of property and equipment included in accounts payable or accrued liabilities at period end	968	21
Purchases of software and capitalized software development costs included in accounts payable or accrued liabilities at period end	1,537	158

Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive income is as follows:

	Three months ended April 30,
(in thousands)	2020	2019
Cost of revenue	$1,463	$860
Sales and marketing	958	1,007
Technology and development	2,917	1,499
General and administrative	2,058	2,662
Total stock-based compensation expense	$7,396	$6,028
Total Accounts (unaudited)

(in thousands, except percentages)	April 30, 2020	April 30, 2019	% Change	January 31, 2020
HSAs	5,380	4,054	33%	5,344
New HSAs from Sales - Quarter-to-date	104	89	17%	379
New HSAs from Sales - Year-to-date	104	89	17%	724
New HSAs from Acquisitions - Year-to-date	—	—	n/a	757
HSAs with investments	245	177	38%	220
CDBs	7,338	670	995%	7,437
Total Accounts	12,718	4,724	169%	12,781
Average Total Accounts - Quarter-to-date	12,784	4,681	173%	12,603
Average Total Accounts - Year-to-date	12,784	4,681	173%	8,013
HSA Assets (unaudited)

(in millions, except percentages)	April 30, 2020	April 30, 2019	% Change	January 31, 2020
HSA cash with yield (1)	$8,338	$6,404	30%	$8,301
HSA cash without yield (2)	386	—	n/a	383
Total HSA cash	8,724	6,404	36%	8,684
HSA investments with yield (1)	2,483	1,917	30%	2,495
HSA investments without yield (2)	297	—	n/a	362
Total HSA investments	2,780	1,917	45%	2,857
Total HSA Assets	11,504	8,321	38%	11,541
Average daily HSA cash with yield - Year-to-date	8,283	6,407	29%	6,937
Average daily HSA cash with yield - Quarter-to-date	$8,283	$6,407	29%	$7,791
(1) HSA Assets that generate custodial revenue.
(2) HSA Assets that do not generate custodial revenue.
Client-held funds (unaudited)

(in millions, except percentages)	April 30, 2020	April 30, 2019	% Change	January 31, 2020
Client-held funds (1)	$894	$—	n/a	$779
Average daily Client-held funds - Year-to-date (1)	831	—	n/a	382
Average daily Client-held funds - Quarter-to-date (1)	831	—	n/a	727
(1) Client-held funds that generate custodial revenue. The Company did not have material Client-held funds prior to the WageWorks acquisition.

Net income reconciliation to Adjusted EBITDA (unaudited)

	Three months ended April 30,
(in thousands)	2020	2019
Net income	$1,826	$41,822
Interest income	(600)	(1,343)
Interest expense	12,263	63
Income tax provision	218	9,456
Depreciation and amortization	8,805	3,282
Amortization of acquired intangible assets	18,702	1,491
Stock-based compensation expense	7,396	6,028
Merger integration expenses	12,770	—
Acquisition costs	94	1,184
Gain on marketable equity securities	—	(23,511)
Other (1)	1,534	451
Adjusted EBITDA	$63,008	$38,923
(1)For the three months ended April 30, 2020, Other consisted of amortization of incremental costs to obtain a contract of $0.3 million and other costs of $1.3 million. For the three months ended April 30, 2019, Other consisted of amortization of incremental costs to obtain a contract of $0.5 million.
Reconciliation of net loss outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the
(in millions)	three months ending July 31, 2020
Net loss	$(20.0) - (15.0)
Interest income	(0.5)
Interest expense	9.0
Income tax benefit	(6.0) - (5.0)
Depreciation and amortization	9.5
Amortization of acquired intangible assets	19.0
Stock-based compensation expense	12.0
Merger integration expenses	18.0
Other	1.0
Adjusted EBITDA	$42.0 to 48.0

Reconciliation of net income (loss) to non-GAAP net income (unaudited)

	Three months ended April 30,		Outlook for the
(in millions, except per share data)	2020	2019	three months ending July 31, 2020
Net income (loss)	$2	$42	$(20.0) - (15.0)
Income tax provision (benefit)	—	9	(6.0) - (5.0)
Income (loss) before income tax provision (benefit) - GAAP	2	51	(26.0) - (20.0)
Non-GAAP adjustments:
Amortization of acquired intangible assets	19	2	19.0
Stock-based compensation expense	7	6	12.0
Merger integration expenses	13	—	18.0
Acquisition costs	—	1	—
Gain on marketable equity securities	—	(24)	—
Total adjustments to GAAP income before income tax provision	39	(15)	49.0
Income before income tax provision - Non-GAAP	41	36	23.0 - 29.0
Income tax provision - Non-GAAP (1)	10	9	6.0 - 7.0
Non-GAAP net income	31	27	17.0 - 22.0

Diluted weighted-average shares	72	64	73
Non-GAAP net income per diluted share (2)	$0.43	$0.43	$0.23 - $0.30
(1) The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2) Non-GAAP net income per diluted share may not calculate due to rounding of non-GAAP net income and diluted weighted-average shares.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets	HSA members' deposits with our federally insured custodial depository partners and custodial cash deposits invested in an annuity contract with our insurance company partner. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.
Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA	Adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration and acquisition-related costs, gains and losses on marketable equity securities, and other certain non-operating items.
Non-GAAP net income	Calculated by adding back to net income before provision for income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration and acquisition-related costs, and gains and losses on marketable equity securities.
Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.